                                                                       EXHIBIT 2





                                   AMENDMENT


                                       TO


                               EXCHANGE AGREEMENT


                                  BY AND AMONG


                     PACIFIC AEROSPACE & ELECTRONICS, INC.,
                             AEROMET AMERICA, INC.,
                           BALO PRECISION PARTS, INC.,
                        CASHMERE MANUFACTURING CO., INC.,
                             CERAMIC DEVICES, INC.,
                        ELECTRONIC SPECIALTY CORPORATION,
                      NORTHWEST TECHNICAL INDUSTRIES, INC.,
                        PACIFIC COAST TECHNOLOGIES, INC.,
                            PA&E INTERNATIONAL, INC.,
                         SEISMIC SAFETY PRODUCTS, INC.,
                    SKAGIT ENGINEERING & MANUFACTURING, INC.


                                       AND


                         THE HOLDERS OF THE OUTSTANDING
                  11 1/4% SENIOR SUBORDINATED NOTES DUE 2005 OF
                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                            NAMED IN EXHIBIT A HERETO




                           Dated as of March 19, 2002

        THIS AMENDMENT TO EXCHANGE AGREEMENT (this "Amendment") dated as of March 19, 2002 is by and among Pacific Aerospace & Electronics, Inc., a corporation organized under the laws of the State of Washington (the "Company"), Aeromet America, Inc., Balo Precision Parts, Inc., Cashmere Manufacturing Co., Inc., Ceramic Devices, Inc., Electronic Specialty Corporation, Northwest Technical Industries, Inc., Pacific Coast Technologies, Inc., PA&E International, Inc., Seismic Safety Products, Inc. and Skagit Engineering & Manufacturing, Inc. (collectively, the "Subsidiary Guarantors") and the noteholders named in Exhibit A (the "Holders") of the Company's 11 1/4% Senior Subordinated Notes due 2005 (the "Old Notes") issued pursuant to that certain indenture dated as of July 30, 1998 by and among the Company, the Guarantors (as defined therein) and the Bank of New York (as successor to IBJ Schroeder Bank & Trust Company), as Trustee. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Exchange Agreement (as defined below).

        WHEREAS, the Company, the Subsidiary Guarantors and the Holders have entered into an Exchange Agreement (the "Exchange Agreement"), dated as of March 19, 2002, pursuant to which the Holders exchanged their Old Notes for certain other securities of the Company, including common stock, convertible preferred stock and pay-in-kind senior subordinated notes, as more particularly described therein;

        WHEREAS, pursuant to Section 9.10 of the Exchange Agreement, such agreement may not be amended unless such amendment is consented to in writing by all parties thereto; and

        WHEREAS, the Company, the Subsidiary Guarantors and the Holders wish to amend the Exchange Agreement to remove Alliance Capital Management L.P. and William E. Simon & Sons Special Situation Partners II, L.P. from the voting obligations of Sections 6.5, 6.6 and 6.7 of the Exchange Agreement.

        NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    AGREEMENT

        1. Amendment. Section 6.8 of the Exchange Agreement is hereby amended and restated in its entirety to read as follows:

           "6.8. No Voting Obligations - HBK Master Fund L.P., Alliance Capital Management L.P. and William E. Simon & Sons Special Situation Partners II, L.P.

        Solely for purposes of Sections 6.5, 6.6 and 6.7 above, the term "Holders" shall not include HBK Master Fund L.P., Alliance Capital Management L.P. or William E. Simon & Sons Special Situation Partners II, L.P. and, accordingly, HBK Master Fund L.P., Alliance Capital Management L.P. and William E. Simon

        & Sons Special Situation Partners II, L.P. shall not be entitled to any of the rights or remedies, nor subject to any of the obligations or restrictions, contemplated in Sections 6.5, 6.6 and 6.7.

        2. Miscellaneous.

        (a) Counterparts. Any number of counterparts of this Amendment may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one instrument.

        (b) Applicable Law. This Amendment shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed in the State of New York without giving effect to the principles of conflicts of laws thereof.




                            [Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed in their respective names by their respective duly authorized representatives, all as of the day and year first above written.



                                  PACIFIC AEROSPACE &
                                     ELECTRONICS, INC.


                                  By: /s/ Donald A. Wright
                                      ------------------------------------------
                                      Name:  Donald A. Wright
                                      Title: Chief Executive Officer and
                                             President

                                  DONALD A. WRIGHT
                                  (solely for purposes of Sections 6.5, 6.6, 6.7 and 6.9 of the Exchange Agreement)


                                  /s/ Donald A. Wright
                                  ----------------------------------------------


                                  WERNER HAFELFINGER
                                  (solely for purposes of Sections 6.5, 6.6 and 6.7 of the Exchange Agreement)


                                  /s/ Werner Hafelfinger
                                  ----------------------------------------------


                                  AEROMET AMERICA, INC.


                                  By: /s/ Donald A. Wright
                                      ------------------------------------------
                                      Name:  Donald A. Wright
                                      Title: Executive Vice President


                                  BALO PRECISION PARTS, INC.


                                  By: /s/ Donald A. Wright
                                      ------------------------------------------
                                      Name:  Donald A. Wright
                                      Title: Executive Vice President

                                  CASHMERE MANUFACTURING CO.,
                                     INC.


                                  By: /s/ Donald A. Wright
                                      ------------------------------------------
                                      Name:  Donald A. Wright
                                      Title: Executive Vice President


                                  CERAMIC DEVICES, INC.


                                  By: /s/ Donald A. Wright
                                      ------------------------------------------
                                      Name:  Donald A. Wright
                                      Title: Executive Vice President


                                  ELECTRONIC SPECIALTY
                                     CORPORATION


                                  By: /s/ Donald A. Wright
                                      ------------------------------------------
                                      Name:  Donald A. Wright
                                      Title: Executive Vice President


                                  NORTHWEST TECHNICAL
                                     INDUSTRIES, INC.


                                  By: /s/ Donald A. Wright
                                      ------------------------------------------
                                      Name:  Donald A. Wright
                                      Title: Executive Vice President


                                  PACIFIC COAST TECHNOLOGIES, INC.


                                  By: /s/ Donald A. Wright
                                      ------------------------------------------
                                      Name:  Donald A. Wright
                                      Title: Executive Vice President

                                  PA&E INTERNATIONAL, INC.


                                  By: /s/ Donald A. Wright
                                      ------------------------------------------
                                      Name:  Donald A. Wright
                                      Title: President


                                  SEISMIC SAFETY PRODUCTS, INC.


                                  By: /s/ Donald A. Wright
                                      ------------------------------------------
                                      Name:  Donald A. Wright
                                      Title: Executive Vice President


                                  SKAGIT ENGINEERING &
                                     MANUFACTURING, INC.


                                  By: /s/ Donald A. Wright
                                      ------------------------------------------
                                      Name:  Donald A. Wright
                                      Title: Executive Vice President

                                  HOLDERS:

                                  GSCP RECOVERY, INC.


                                  By: /s/ Matthew C. Kaufman
                                      ------------------------------------------
                                      Name:  Matthew C. Kaufman
                                      Title: Managing Director


                                  ALLIANCE CAPITAL MANAGEMENT L.P.,
                                  as investment advisor

                                  By:  Alliance Capital Management Corp.

                                  By: /s/ Michael E. Sohr
                                      ------------------------------------------
                                      Name:  Michael E. Sohr
                                      Title: Vice President


                                  M.W. POST ADVISORY GROUP, L.L.C.,
                                  as investment advisor

                                  By: /s/ Carl Goldsmith
                                      ------------------------------------------
                                      Name:  Carl Goldsmith
                                      Title: Managing Director

                                  WILLIAM E. SIMON & SONS SPECIAL SITUATION
                                  PARTNERS II, L.P.


                                  By: /s/ John E. Klinge
                                      ------------------------------------------
                                      Name:  John E. Klinge
                                      Title: Principal


                                  HBK MASTER FUND L.P.

                                  By: HBK Investments L.P., Investment
                                      Manager

                                  By: /s/ Kevin O'Neal
                                      ------------------------------------------
                                      Name:  Kevin O'Neal
                                      Title: Authorized Signatory

                                  GSC RECOVERY II, L.P.

                                  By:  GSC Recovery II GP, L.P.,
                                       its general partner

                                  By:  GSC RII, LLC,
                                       its general partner

                                  By:  GSCP (NJ) Holdings, L.P.,
                                       its sole member

                                  By:  GSCP (NJ), Inc.,
                                       its general partner


                                  By: /s/ Matthew C. Kaufman
                                      ------------------------------------------
                                      Name:  Matthew C. Kaufman
                                      Title: Managing Director

                                                                       Exhibit A



                                     HOLDERS



GSCP Recovery, Inc.

GSC Recovery II, L.P.

Alliance Capital Management L.P.

M.W. Post Advisory Group, L.L.C.

William E. Simon & Sons Special Situation Partners II, L.P.

HBK Master Fund L.P.